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                                                                   Exhibit 10.12

                    MUTUAL RELEASE AND SETTLEMENT AGREEMENT
                    ---------------------------------------

     This Mutual Release and Settlement Agreement (the "Agreement") is being entered into as of March 9, 1999 by The Manufacturers Life Insurance Company (U.S.A.), a Michigan corporation ("ManuLife") and Datametrics Corporation, a Delaware corporation ("Datametrics").

     WHEREAS, ManuLife has brought civil action BC 190 120 (the "Action") in Los Angeles Superior Court, Los Angeles, California (the "Court") against Datametrics;

     WHEREAS, the Court has granted summary judgment (the "Judgment") to ManuLife in such Action;

     WHEREAS, ManuLife and Datametrics wish to avoid the time and expense of appealing the Judgment and otherwise litigating issues between them and wish to settle and compromise all issues related to the Action and all other disputes between them;

     NOW, THEREFORE, in consideration of the promises and conditions set forth herein, the sufficiency of which is hereby expressly acknowledged, ManuLife and Datametrics intending to be legally bound, hereby agree as follows:

I.  Definitions
    -----------

     For purposes of this Agreement, the following terms shall have the following meanings:

     1. "ManuLife" shall mean The Manufacturers Life Insurance Company (U.S.A.) and its predecessors, successors, current and former subsidiaries, affiliates, officers, directors, partners, representative agents, employees and any other legal representatives.

     2. "Datametrics" shall mean Datametrics Corporation and its predecessors, successors, current and former parents, subsidiaries, affiliates, trustees, officers, directors, representatives, agents, employees and any other legal representatives.

     3.  "Parties" means ManuLife and Datametrics.

II.  Settlement Payment
     ------------------

     1. Cash.  Datametrics shall pay the sum of eight-hundred fifty thousand
        ----
     dollars ($850,000) in cash to ManuLife. Such payment shall be made by federal funds

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     wire transfer payable as set forth in a notice in writing from ManuLife to
     Datametrics and shall be made not later than the close of business on the forty-fifth (45th) day following the execution hereof.

     2.   Common Stock.  Datametrics shall issue to ManuLife 150,000 shares of
          ------------
the Common Stock of Datametrics (the "Shares"), such Shares to be issued not later than the close of business on the forty-fifth (45th) day following the execution hereof.

     3.   Conditional, Limited Extension.  The due dates set forth in Sections
          ------------------------------
II.1 and II.2 above may be extended by Datametrics upon written notice to ManuLife for one fifteen (15) day period, so long as such notice is accompanied by the payment of an additional $50,000.

III. Provisions Regarding the Shares
     -------------------------------

     1.   Securities Representation.  ManuLife hereby represents and warrants
          -------------------------
that it is an "accredited investor," as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act") and has the knowledge and experience in business and financial matters to evaluate the risks and merits of acquiring the Shares and any Additional Shares (as defined below) and that it is acquiring Shares and any Additional Shares for investment and not for resale or for the purpose of effecting a distribution thereof. ManuLife acknowledges and agrees that the Shares and any Additional Shares have not been registered under the Act and may not be sold or offered for sale except pursuant to a registration statement under the Act or an exemption from the registration requirements thereof.

     2.   Registration Rights.  Datametrics shall use its best efforts to
          -------------------
register the Shares under the Act within forty-five (45) days after the date such Shares are issued. If Datametrics shall fail to so register the Shares, then ManuLife shall have the right to register the Shares, with Datametrics full cooperation and at Datametrics' cost.

     3.   Price Guarantee.  If, upon the expiration of eighteen (18) months from
          ---------------
the date of issue of the Shares to ManuLife (the "Assessment Date"), the average of the highest closing bid prices of Datametrics Common Stock on any three (3) trading days in the first six months of such eighteen (18) month period, plus six (6) trading days in the second six (6) months, plus six (6) trading days in the final six (6) months has not equaled or exceeded $2.50 per share, then Datametrics shall be obligated to pay to

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ManuLife the "Price Guarantee Amount" (as described below) not later than on the tenth (10th) day after such Assessment Date, and in the form permitted hereunder. Except as provided in the last sentence of this paragraph 3, the "Price Guarantee Amount" shall mean (x) the amount by which the Market Price of Shares on the Assessment Date is less than $2.50 per share, multiplied by (y)
                                                            -------------
150,000, less (z) any sales proceeds in excess of $2.50 received by ManuLife
         ----
from the sale (including any short sale or indirect sale) of any share of the Common Stock of Datametrics during the period from the execution hereof through the Assessment Date. The Price Guarantee Amount shall be payable at Datametrics' option either by the payment of cash, or by the issuance of additional shares of Common Stock of Datametrics ("Additional Shares") with an aggregate value (determined as of the Assessment Date) equal to the Price Guarantee Amount. For purposes hereof, "Market Price" shall mean the average closing bid and asked price for Datametrics Common Stock on the five (5) trading days immediately preceding (but not including) the Assessment Date (or, in the case of paragraphs 4 and 5 below, the date of the ManuLife Notice or the Repurchase Notice, as the case may be). Unless otherwise consented to by Datametrics, if prior to the Assessment Date, ManuLife shall sell more than the greater of (x) 9,000 shares
                                                   ----------
of Datametrics Common Stock in one calendar month, or (y) 27,000 shares in any period of ninety (90) consecutive days, then the number "150,000" referred to above shall be reduced by the excess number of shares so sold.

     4.   Right of First Refusal.  If ManuLife desires to sell any of the Shares
          ----------------------
at any time prior to the Assessment Date, it shall provide notice (the "ManuLife Notice") in writing to Datametrics of its desire to sell. Datametrics (or its designee) shall then have an option to repurchase any or all of such Shares at the Market Price, determined as of the date of the ManuLife Notice, by notice in writing to ManuLife sent within two (2) business days after Datametrics' receipt of the ManuLife Notice. The closing of such repurchase shall occur within ten
(10) days after the date of the ManuLife Notice, and the purchase price for the Shares shall be payable in cash against delivery of the certificates for the Shares to be repurchased duly endorsed for transfer or accompanied by duly endorsed stock powers. If Datametrics (or its designee) does not elect to repurchase such Shares pursuant to this paragraph 4, ManuLife shall be free to sell such Shares.

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     5.   Repurchase Option.  At any time on or before the Assessment Date,
          -----------------
Datametrics (or its designee) shall have the option, exercisable by notice in writing to ManuLife (the "Repurchase Notice"), to repurchase any or all Shares then held by ManuLife for a purchase price equal to ten percent (10%) in excess of the Market Price of the Shares to be repurchased (but not less than $2.50 per Share), determined as of the date of the Repurchase Notice. The closing of such repurchase shall occur within ten (10) days after the date of the Repurchase Notice. At such closing, Datametrics (or its designee) shall pay the purchase price for the Shares to be purchased in cash against delivery of the certificates for the Shares to be repurchased duly endorsed for transfer or accompanied by duly endorsed stock powers.

     6. The provisions of this Section III shall expire upon any transfer of the Shares by ManuLife not inconsistent with the provisions of this Agreement.

IV.  Conduct of Litigation.
     ---------------------

     1. ManuLife hereby agrees not to file, serve or cause to be served a Notice of Entry of Judgment or to take any action to commence the time to appeal the Judgment to run or the time to file a Motion to vacate the Judgment to run.

     2. ManuLife hereby agrees that, as between ManuLife and Datametrics, all relevant time periods in regard to the filing of motions, requests for relief, notices of appeal, writs and other executory, procedural or appellate relief with respect to the Judgment shall be stayed or tolled during the periods set forth in Section II and/or during the term hereof, provided that the parties may make the filings set forth on Schedule A attached hereto and which shall be
                              ----------
necessary for each party to preserve its rights pending the completion of the settlement herein provided for.

     3. contemporaneously with receipt of the payments referred to in Section II above, ManuLife shall file with the clerk of the Court a notice or other evidence of the satisfaction of the Judgment and such other motions or documents as will fully and effectively terminate any and all claims ManuLife may have in the Judgment, or on account of the matters with respect to which the Judgment arose.

V.   Standstill and Mutual Release by the Parties
     --------------------------------------------

     1. ManuLife hereby agrees not to execute on the Judgment or otherwise seek to enforce the Judgment or any rights granted thereby or to pursue any remedies against

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Datametrics or any of its assets unless and until this Agreement has been terminated by ManuLife pursuant to Section VII below.

     2. The Parties hereby fully and forever release, acquit and discharge each other from any and all claims, demands, damages, actions, rights of action and liabilities of whatever kind or nature, in law or equity, which any of them have, ever had, or might have had, whether known or unknown, from the beginning of time to the date of this Agreement.

     3. The Parties acknowledge that this Mutual Release does not constitute an admission of liability by either Party.

     4. Notwithstanding the provisions of this Mutual Release, it is expressly understood that the Parties are not releasing each other from any obligation they have agreed to undertake pursuant to this Agreement.

VI.  Default
     -------

     1. In the event of any material breach by Datametrics of Section II hereof (which shall include any failure by Datametrics to strictly follow the time constraints thereof), ManuLife shall be entitled to cancel this Agreement, and the Mutual Release and all other provisions of this Settlement Agreement shall be deemed to be null and void, including, but not limited to, permitting ManuLife to take any and all steps necessary to pursue and enforce its Judgment.

     2. A Party shall be in default under this Agreement if any other material breach remains uncured for ten (10) days.

VII. Miscellaneous Provisions
     ------------------------

     1. This Agreement supersedes any and all prior oral or written agreements between the Parties and shall take effect as an instrument under seal.

     2. This Agreement sets forth the entire agreement between the Parties and may not be modified except by a writing signed by all of the Parties.

     3. The Parties hereby acknowledge that they have each read this Agreement carefully, that they have been afforded sufficient time to understand the terms and effects of it, that they, in fact, fully understand all of the terms and effects of it, that they have been advised to consult legal counsel, and in fact have consulted legal counsel prior to

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signing this Agreement, and that they are voluntarily entering into and executing this Agreement.

     4. The Parties represent and warrant as to themselves that they have the power and authority to enter into this Agreement and that the execution, delivery and performance of this Agreement (including, in the case of Datametrics, the issue of the Shares and any Additional Shares) has been duly authorized by all necessary action.

     5. The covenants, agreements, terms, provisions and conditions contained in this Agreement shall be binding and inure to the benefit of the Parties and their respective successors and assigns.

     6. This Agreement may be executed in one or more counterparts, and together these counterparts shall be construed as one agreement.

     7. Each of the Parties shall execute two originals of this Agreement and provide one of the originals to the other Party.

     8. This Agreement may be executed and transmitted by facsimile, and such "facsimile execution" shall be treated by the Parties as an original and legally binding for all purposes. An original of any "facsimile execution" shall be served upon the other Parties' counsel within seven (7) business days of the date of execution by that party.

     9. Any provision hereof which is invalid or unenforceable shall be ineffective solely to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions of this Agreement which shall be valid and enforceable to the fullest extent permitted by law.

     10. Datametrics hereby consents to a stipulation of the amount of actual attorneys fees and court costs incurred by counsel for ManuLife incurred in the prosecution of the Action to be filed with the Court in an amount not to exceed $100,000. Such stipulation is solely for the purpose of establishing the amount of such fees and costs, and shall not otherwise serve to obligate Datametrics in any way for payment of such amounts (other than as such amounts may be approved and added to the Judgment, and such Judgment is not satisfied pursuant to the terms hereof.)

     11. (a) If a civil action is brought to enforce the terms of this Agreement, the prevailing party shall be entitled, in addition to compensatory damages, the costs, expenses, and/or fees (including, but not limited to, reasonable attorney's fees and court

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costs) incurred in connection with the prosecution or defense of such civil action or otherwise to enforce the provisions hereof.

          (b) In the event that Datametrics shall fail to pay the Price Guarantee Amount, or any portion thereof, due, and when due, under Section III(3) hereof, them, in addition to the attorneys fees and costs provided for above, ManuLife shall be entitled, as liquidated damages for such breach, to an amount which shall equal the greater of (x) two times (2 x) the unpaid Price Guarantee Amount, or (y) One Hundred Thousand Dollars ($100,000), and further provided that Datametrics shall, and does hereby consent, to ManuLife's decision, if so elected by ManuLife, to arbitrate any dispute relating to such alleged breach, before the American Arbitration Association, Los Angeles, California, the decision of which shall be final, binding and non-appealable, in any court, and in any jurisdiction whatsoever.

     12. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its conflicts of laws provisions, and each party consents and submits to the exclusive jurisdiction of the California state courts located in Los Angeles, California in connection with any proceeding arising out of this Agreement.

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     IN WITNESS HEREOF, the parties hereto have executed this Mutual Release and
Settlement Agreement as a sealed instrument.

THE MANUFACTURERS LIFE INSURANCE
COMPANY (U.S.A.)                         DATAMETRICS CORPORATION



By:  __________________________     By:  ______________________
Name:                               Name:
Title:                              Title:

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                                   Schedule A
                                   ----------

1.   Datametrics Motion to Vacate Judgment and for new trial.

2.   Datametrics Motion to Appeal Judgment.

3.   Datemetrics Writ of Supersedeas.

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